Exhibit 4.6

[English Translation]

REGULATIONS OF THE BOARD OF DIRECTORS

Established July 1, 1951

(Regulation No. 5 of 1951)

Amended October 1, 2003

(Regulation No. 128 of 2003)

Amended August 1, 2004

(Regulation No. 39 of 2004)

SANKYO COMPANY, LIMITED

[English Translation]

CONTENTS

Article 1.	Purpose	3
Article 2.	Convocation	3
Article 3.	Person to Convene the Meeting of the Board of Directors	3
Article 4.	Convocation Procedure	3
Article 5.	Absence Procedure	3
Article 6.	Chairperson	3
Article 7.	Matters to be Resolved	3
Article 8.	Method of Resolutions	4
Article 9.	Matters to be Reported	4
Article 10.	Attendance by Executive Officers or Other Persons	4
Article 11.	Minutes	4
Article 12.	Amendments to these Regulations	4

[English Translation]

Article 1 (Purpose)

These Regulations set forth the operation of the Board of Directors of the Company. Except as provided for in law, ordinance or the Articles of Incorporation, the matters relating to the Board of Directors of the Company shall be governed by these Regulations.

Article 2 (Convocation)

An ordinary board meeting shall, in principle, be convened monthly, and an extraordinary board meeting shall be convened at any time as necessary.

Article 3 (Person to Convene Meeting of Board of Directors)

A meeting of the Board of Directors shall be convened by the Chairman of the Board. If the office of the Chairman of the Board becomes vacant or the Chairman of the Board is unable to so act, a meeting of the Board of Directors shall be convened by the President.

If the Chairman of the Board and the President are unable to so act, a meeting of the Board of Directors shall be convened by any Representative Directors.

Article 4 (Convocation Procedure)

A notice to convene a meeting of the Board of Directors containing date, time, place and agenda of important items shall be sent to each Director and Corporate Auditor on or before three (3) days before the meeting date.

Notwithstanding the foregoing paragraph, if the consent of all Directors and Corporate Auditors is obtained, the meeting of the Board of Directors may be held without following the convocation procedure.

Article 5 (Absence Procedure)

If a Director or Corporate Auditor is unable to attend a meeting of the Board of Directors for any cause, the Director or Corporate Auditor shall give notice to the person who convened the meeting of the Board of Directors not later than the date immediately prior to the meeting date.

Article	6 (Chairman)

The Chairman of the Board shall act as chairman of the meeting of the Board of Directors. If the office of the Chairman of the Board becomes vacant or the Chairman of the Board is unable to so act, the President shall act as chairman of the meeting.

If the Chairman of the Board and the President are unable to so act, one of the other Representative Directors shall act as chairman of the meeting of the Board of Directors. If all Representative Directors are unable to act, a chairman shall be elected from among the Directors present.

Article 7 (Matters to be Resolved)

The matters to be resolved by the Board of Directors shall be as set forth in the Schedule attached hereto. The Representative Directors may determine any important matters which could not be resolved at a meeting of the Board of Directors due to an emergency. In this case, the Representative Directors shall report those matters at the next meeting of the Board of Directors and obtain the approval thereof.

[English Translation]

If the conditions which formed the basis for a resolution have significantly changed after adoption of the resolution by the Board of Directors, the Board of Directors shall cause the President to immediately report the details thereof.

Article 8 (Method of Resolutions)

Resolutions of the Board of Directors shall be made by a majority vote of Directors present representing the majority of all Directors.

A Director who has a special conflict of interest in connection with a resolution shall not participate in such resolution. Moreover, no Director shall exercise his/her voting right through a proxy.

Article 9 (Matters to be Reported)

The President shall, at lease once every month, or whenever any urgent matter occurs, report to the Board of Directors on the matters relating to the execution of resolutions and the status of the business operations of the Board of Directors.

Article 10 (Attendance by Executive Officers or Other Persons)

The Board of Directors may, when necessary, request Executive Officers or other persons to attend a meeting of the Board of Directors and to provide explanations or opinions.

Article 11 (Minutes)

A summary of the proceedings at each meeting of the Board of Directors shall be recorded in the minutes. The Directors and Corporate Auditors present at the meeting shall write their names and affix their seals to the minutes.

Article 12 (Amendment to these Regulations)

No amendment to these Regulations shall become effective other than by a resolution of the Board of Directors.

[English Translation]

Schedule

Matters to be Resolved by the Board of Directors

1.      Matters relating to Basis of Management

(i)     Determination and material change of the Company-wide basic policies and medium and long-term business operations plan

(ii)    Determination and material change of annual business operations plan and annual budget

(iii)  Enactment, amendment and abolishment of the material company rules and regulations in the Company’s business such as Regulations of the Board of Directors, Regulations of the Executive Officers, Share Handling Regulations, Regulations of the Nominating Committee and Regulations of the Compensation Committee

(iv)   Determination and material change of merger, corporate partition, share exchange and share transfer

(v)    Determination and material change of transfer or acquisition of any material business in the Company’s business

(vi)   Determination of foray into new material business in the Company’s business or withdraw from business

(vii) Execution of any material agreements in the Company’s business and material change of terms of such agreement

2.      Matters relating to Shares

(i)     Issuance of new shares

(ii)    Issuance of, approval of transfer of and cancellation of stock purchase warrants

(iii)  Capitalization of reserves

(iv)   Payment of interim dividend or determination of the amount thereof

(v)    Determination of acquisition of treasury stock

(vi)   Disposition of treasury stock

(vii) Cancellation of treasury stock

(viii)Stock splits

3       Matters relating to General Meeting of Shareholders

Determination to convene the General Meeting of Shareholders (including dates, times and places), the agenda for and the matters to be discussed at that meeting, and the matters to be reported at that meeting

4.      Matters relating to Settlement of Accounts (Stand-alone or Consolidated)

(i)     Approval of financial statements and supporting schedules

(ii)    Approval of proposed quarterly settlement, semi-annual settlement and annual settlement

5.      Matters relating to Officers

(i)     Appointment and removal of Representative Directors and Directors with Titles

(ii)    Appointment and removal of Executive Officers and Executive Officers with Titles

(iii)  Determination of assignment of duties of Directors and Executive Officers

(iv)   Approval of competitive transactions of Directors

(v)    Approval of transactions between Directors and the Company involving a conflict of interest

(vi)   Appointment and removal of Directors constituting the Nominating Committee and the Compensation Committee

6.      Matters relating to Personnel and Organization of Directors or Employees

(i)     Appointment and removal of a general manager or employees in a higher position

(ii)    Establishment, change and abolishment of a department or a larger organization

(iii)  Change of location of head office or business office

[English Translation]

7.      Matters relating to Assets

(i)     Gift of an amount equal to more than 0.1% of the total assets(Note 1)

(ii)    Forgiveness of claims of an amount equal to more than 0.1% of the total assets

(iii)  Disposition of assets of value greater than 1% of the total assets (including lease and creation of a security interest)

(iv)   Acquisition of assets of value greater than 1% of the total assets (including lease)

(v)    Borrowing of an amount equal to more than 1% of the total assets (including determination of a credit line, loan guarantee and discounting of notes)

(vi)   In addition to the above items, disposition or acquisition of assets, or borrowing of money, that may have a material effect on the Company’s business

8. Matters Relating to Funds Issuance of corporate bonds (including bonds with stock purchase warrants)

9.      Matters Relating to Affiliates(Note 2)

(i)     Matters relating to establishment, merger, dissolution or others of affiliates

(ii)    With respect to the matters to be reported to the General Meeting of Shareholders of affiliates, matters relating to the exercise of voting rights held by the Company on material matters in the Company’s business

10.    Litigation

Filing of an action in which the amount equal to more than 1% of the total assets is claimed, and determination of material policy to resolve the action such as proposal and acceptance of settlement of the action

11.    Other Matters

Other matters prescribed in law, ordinance or the Articles of Incorporation, or other material matters in the Company’s business that do not fall under the matters to be reported as listed above.

(Note 1)	The total assets means the total assets in the latest balance sheet. The same shall apply hereinafter.
(Note 2)	Affiliates means the subsidiaries and affiliates provided for in the Regulations of Financial Statements, etc. The same shall apply hereinafter.